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                                                                Exhibit 10.8.6


                           RESTRICTED STOCK AWARD AGREEMENT

      THIS AGREEMENT is made as of the first day of May, 1996 between Great Lakes REIT, Inc., a Maryland corporation (the "Company"), and Raymond Braun ("Employee").

                                     WITNESSETH:

      WHEREAS, the Board of Directors believes it to be in the best interests of the Company's stockholders for certain officers and employees of the Company to own stock in the Company in order that they will have a greater incentive to manage the Company's affairs in such a way that its shares may become more valuable; and

      WHEREAS, Employee is a Senior Vice President of Acquisitions and a key contributor to the success of the Company; and

      WHEREAS, the Board of Directors has determined that as an inducement for Employee to remain employed with the Company, it is in the best interests of the Company and its stockholders to award shares of the Company's common stock to Employee, which shares shall be subject to certain vesting and transfer restrictions as set forth herein; and

      WHEREAS, Employee and the Company wish to memorialize the terms of such award.

      NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. AWARD OF SHARES. The Company hereby awards Employee and Employee hereby accepts the Company's award of Ten Thousand (10,000) shares (the "Restricted Shares") of common stock, $.01 par value per share, of the Company ("Common Stock"), subject to the terms and conditions set forth in this Agreement (the "Award").

      2. AWARD DATE. The issuance of the Restricted Shares to Employee shall occur simultaneously with the execution of this Agreement (the "Award Date"). Concurrently with the execution of this Agreement, Employee shall notify the Company if he has elected to file a Section 83(b) election with respect to his receipt of the Restricted Shares. If he has made such an election, Employee shall, within 30 days of the date hereof, deliver to the Company a copy of such Section 83(b) election.

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      3.     RESTRICTIONS.

                    (a) RESTRICTED SHARES. The Restricted Shares are being awarded to Employee subject to the transfer and forfeiture restrictions set forth below (the "Restrictions"), which shall lapse after the expiration of the periods described (and as otherwise provided) in Section 4 below. Restricted Shares for which Restrictions have lapsed shall constitute "Vested Shares".

                    (b) TRANSFER. Employee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer (any of which shall constitute a "Transfer") any of the Restricted Shares still subject to Restrictions without the prior written consent of the Company.

                    (c) FORFEITURE. Subject to the provisions of Section 4 below, at such time as Employee is no longer employed by the Company other than as a result of a consolidation, merger or asset sale which does not constitute a "Change-In-Control" of the Company under Section 4(c) hereof, all Restricted Shares still subject to Restrictions shall be returned to or canceled by the Company, appropriately adjusted for any change in the stock of the Company by reason of any stock dividend, split, or distribution, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the stock of the Company, which has occurred after the date hereof, and shall be deemed to have been forfeited by Employee. The Company will neither owe nor pay Employee any amount for any forfeited Restricted Share upon any forfeiture of Employee's Restricted Shares.

      4.     LAPSE OF RESTRICTIONS.

                    (a) SCHEDULED VESTING. The Restrictions shall remain fully (100%) in place until the fifth anniversary of the Award Date, at which time 2,500 of the Restricted Shares awarded hereunder shall become Vested Shares. On each subsequent anniversary of the Award Date, an additional 2,500 of the Restricted Shares shall become Vested Shares. The Restrictions on all remaining Restricted Shares awarded hereunder shall lapse on the eighth anniversary of the Award Date, at which time all such remaining Restricted Shares shall become Vested Shares.

                    (b)    EARLY VESTING.  Notwithstanding anything in this
Section 4 to the contrary, all Restricted Shares awarded hereunder and not previously forfeited by Employee shall become Vested Shares upon the earliest of the following: (i) Employee's death, (ii) Employee's total and permanent disability (as determined by a physician selected by Company's Board of Directors), (iii) a Change-In-Control of the Company, or (iv) a dismissal of Employee by the Company other than a Dismissal For Cause.


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                    (c)    CHANGE-IN-CONTROL.  For purposes of Section
4(b)(iii) above, a "Change-In-Control" shall mean any of the following events occurring after the Award Date:

      (i) a consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or other entity or pursuant to which shares of the Common Stock of the Company ("Company Common Stock") would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the holders of Company Common Stock immediately prior to the consolidation or merger have substantially the same proportionate equity ownership of the surviving corporation or other entity immediately after the consolidation or merger or;

      (ii) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company other than a sale, lease, exchange or other transfer to an entity in which the Company owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities after such transfer; or

      (iii)  a complete liquidation or dissolution of the Company; or

      (iv) any parson (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by the Company for the benefit of employees of the Company or a corporation controlled by the Company or the Company's stockholders, shall become the beneficial owner (within the meaning of rule 13d-3 under the Act) of fifty percent (50%) or more of the Company's outstanding Common Stock.

                    (d) DISMISSAL FOR CAUSE. For purposes of Section 4(b)(iv) above, "Dismissal For Cause" shall mean a termination of Employee's employment by the Company for one or more of the following reasons:

      (i) the commission by Employee of any grossly negligent, fraudulent, or dishonest act in connection with his employment with the Company;

      (ii) the commission by Employee of any act of embezzlement, theft, fraud, or dishonesty, of any act constituting a felony, or of any crime involving moral turpitude;

      (iii) Employee's gross dereliction of duty, malfeasance in the performance of the duties and responsibilities reasonably assigned by an appropriate officer of the Company or the Board of Directors, or chronic insubordination (the refusal to perform such duties or responsibilities);


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      (iv)   Employee's diversion, for his own direct or indirect benefit, of any business opportunity of the Company involving any business that is substantially similar to that in which the Company is then engaged or is then actively considering; or

      (v) a material breach by Employee of his duties or obligations to the Company under this Agreement or under the Company's policy statements or manuals, not cured within fifteen days of the receipt by Employee of notice of the breach from the Company.

      5.     ADJUSTMENTS.

                    (a)    ADJUSTMENT FOR PARTICULAR TRANSACTIONS; NO
FRACTIONAL SHARES. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend, split, distribution, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or other similar change affecting the stock of the Company, the aggregate number and class of shares which are to be delivered to Employee hereunder shall be proportionately adjusted by the Board of Directors of the Company, and any such additional shares or securities to be issued with respect to Restricted Shares shall be subject to the same restrictions and shall be included within the definition of "Restricted Shares" for all purposes hereunder. Further, if there is an adjustment in the number of shares, no fractional share shall be delivered with respect to any Restricted Share awarded hereunder, although the Company shall pay, in lieu thereof, the Fair Market Value (measured as of the date the restrictions lapse) of such fractional share to Employee or Employee's estate. Any shares of stock or other securities credited to Employee with respect to Employee's Restricted Shares shall be subject to the same restrictions.

                    (b) FAIR MARKET VALUE. For purposes of this Section 5, Fair Market Value means the most recent determination by the Board of Directors of the per share Net Asset Value of the Company's Common Stock or, if the Company shall then be a publicly traded company (when shares of its Common Stock are actively traded on a national or regional securities exchange or the NASDAQ system), the current per share market price of the Company's Common Stock based on

      (i) if the Company's Common Stock is actively traded on either a national or regional securities exchange, then the average of the closing prices of the Company's Common Stock over the 30 day period ending three days before the day the Fair Market Value of the Company's Common Stock is being determined; or

      (ii) if the Company's Common Stock is actively traded over-the-counter, the average of the closing bid and asked prices of the Company's Common Stock quoted on the NASDAQ system (or similar system) over the 30 day period ending three days before the day the Fair Market Value of the Company's Common Stock is being determined.


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The Fair Market Value per share shall be computed on the basis of the total number of outstanding shares.

                    (c)    NET ASSET VALUE.  For purposes of this Section 5,
Net Asset Value means the fair market value of the Company, as determined by the Board of Directors from time to time. The parties acknowledge and agree that in determining Net Asset Value, the Board of Directors may (but is not obligated)
(i) to consider the financial statements of the Company for prior years, cash flow projections for current and future property operations, interest rate trends, the availability of financing, and the return available on alternative investments (including but not limited to public real estate investment trusts), appraisals of the Company's real properties, and various other appropriate factors, and (ii) to obtain the opinion of a valuation firm regarding the Board of Directors' Net Asset Value determination. The Net Asset Value per share shall be computed on the basis of the total number of outstanding shares.

      6. RESTRICTIVE LEGEND. Employee shall be issued a stock certificate representing the Restricted Shares. Such certificate shall be registered in Employee's name and shall be inscribed with a legend evidencing the Restrictions and forfeiture provisions hereof, and such additional legend as may be required to comply with the Securities Act of 1933, as amended, and any stockholders agreement that Employee may be subject to with respect to ownership of Company Stock.

      7.     PROCEDURE UPON TRIGGER OF RESTRICTIONS.

                    (a) TRANSFER. Employee agrees, acknowledges, and understands that any Transfer or attempted Transfer of the Restricted Shares in violation of Section 3(b) shall be of no force and effect and the Company shall be under no obligation to register any such Transfer on the stock ledger of the Company.

                    (b) FORFEITURE. Upon receipt of a notice of forfeiture from the Company, with respect to some or all of the Restricted Shares, Employee shall immediately deliver to the Company the certificates or certificates representing such forfeited Restricted Shares and if the certificate(s) are not received by the Company promptly after Employee's receipt of the forfeiture notice, then the Company shall be authorized to cancel such Restricted Shares on the stock ledger of the Company and to re-issue a certificate for any Shares not subject to the Restrictions, if any, represented by the same certificate(s) as the forfeited Restricted Shares. The Company may condition the re-issuance of a new certificate on the receipt from Employee of the original stock certificate(s), or upon the delivery of an affidavit accompanied by security deemed adequate by the Company with respect to any lost, stolen, or destroyed certificates representing such forfeited Restrictive Shares.

      8. WITHHOLDING TAXES. The sale or other transfer of the Restricted Shares, and the lapse of Restrictions on the Restricted Shares, shall be conditioned further on any applicable withholding taxes having been collected by lump sum payroll deduction or direct payment to the Company.


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      9.     VOTING RIGHTS; EMPLOYMENT RIGHTS.

                    (a) STOCKHOLDER RIGHTS. Except as otherwise specifically provided herein, upon issuance of the Restricted Shares in Employee's name, Employee shall have all of the rights and status as a stockholder of the Company in respect of the Restricted Shares, including the right to vote such shares and to receive dividends or other distributions thereon.

                    (b) NO RIGHT TO EMPLOYMENT. Neither the granting of the Restricted Shares nor the execution of this Agreement shall be construed to confer upon Employee any right to continued employment with the Company.

      10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefits of the Company, its successors or assigns, by operation of law or otherwise, including without limitation any corporation or other entity or person which shall succeed (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and assets of the Company, and the Company will require any successor, by agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform the Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit as Employee, and his legal representatives, heirs, and assigns.

      11. SEVERABILITY. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be uneffected thereby and shall remain in full force and effect.

      12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original but all of which together constitute one and the same instrument.

      13. APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with, and governed by, the law of the State of Illinois, without application of any choice of law principles that would apply any law other than the law of Illinois.


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      IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the day and year first above written.

EMPLOYEE:                                Great Lakes REIT, Inc.



                                         By:
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                                         Its:
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